                       U.S. SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549


                                      FORM 8-K/A

--------------------------------------------------------------------------------


                                    CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES AND EXCHANGE ACT OF 1934

       Date of Report (Date of Earliest Event Reported): December 31, 1998

                                LOCH EXPLORATION, INC.
                                ----------------------
                   (Exact Name of Registrant as Specified in Charter)

                                        Texas
                                        -----
                            State or Other Jurisdiction of
                            Incorporation or Organization)

             0-9129                              75-1657943
             ------                              ----------
    (Commission File Number)          (I.R.S. Employer Identification No.)

                    3200 Wilcrest, Suite 370, Houston, Texas 77042
                    ----------------------------------------------
             (Address of principal executive offices including zip code)


                                    (713) 784-2374
                                    --------------
                 (Registrant's telephone number, including area code)

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

     In connection with the acquisition described in Item 2 below, Carl R. Rose was issued 14.4 million shares of the Company's common stock which constitutes 71% of the issued and outstanding stock of the Company. The consideration paid for the stock was all of the issued and outstanding stock of Design Automation Systems, Inc. of which Mr. Rose was the majority stockholder. Upon the closing of the transaction there were 20,160,000 shares of Company common stock issued and outstanding.

     To the best of the Company's knowledge, there are no known arrangements which may at a subsequent date result in a change of control of the Company.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     Effective close of business December 31, 1998, Loch Exploration, Inc., a Texas corporation (the "Company") acquired all of the stock of Design Automation Systems, Inc., a Texas corporation ("DASI") in the business of system integration, custom programming and a premier dealer of Sun, Hewlett Packard, IBM and Digital products and Internet security solutions. In connection with the acquisition, the Company issued DASI's sole shareholder
14.4 million shares of authorized but unissued Company common stock, $.001 par value, valued at approximately $4.3 million. The transaction was funded January 4, 1999. The amount of consideration was negotiated through an arm's-length transaction. The transaction was accounted for as a purchase. The acquisition of DASI was deemed "significant," accordingly, separate historical and pro forma financial statements are filed herewith.

     On January 27, 1999, the Exchange Agreement was amended adding Charles Leaver and Kelly Knake as shareholders of DASI and parties to the Agreement. In addition, the consideration paid by the Company for 100% of the DASI issued and outstanding stock was increased from 14,400,000 to 16,560,000.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

     Inapplicable.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     In connection with the above captioned acquisition, the Company changed its certifying accountant from Farmer, Fuqua, Hunt & Munselle, P.C. to Hein + Associates LLP. The dismissal of Farmer, Fuqua, Hunt & Munselle, P.C. was not the result of any disagreements on any matter involving accounting principles or practices, financial statement disclosure or auditing scope or procedure. The engagement of Hein + Associates LLP was approved by the Company's board of directors.

ITEM 5.  OTHER EVENTS

     Inapplicable.

ITEM 6.  RESIGNATIONS OR REGISTRANT'S DIRECTORS

     In connection with the acquisition, the Company's board of directors, consisting of Glenn L. Loch and Michael Black, resigned and elected Carl R. Rose, Charles Leaver and Robert E. Nelson as the new directors. Messrs. Loch and Black did not have any disagreements with the Company on any matter relating to the Company's operations, policies or practices. The new directors will serve until the next respective annual meeting of the stockholders or until their respective successors have been elected or they resign.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial Statements of Business Acquired.

          The financial statements relating to the acquisition required pursuant to Article 3-05 of Regulation S-X are attached hereto and begin on page F-1.


     (b)  Pro Forma Financial Information.

          The pro forma financial information relating to the acquisition required pursuant to Article 11 of Regulation S-X is attached hereto and begins on page F-11.

ITEM 8.  CHANGE IN FISCAL YEAR

     Inapplicable.

                                      SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                        LOCH EXPLORATION, INC.

                                        By:  /s/ Robert E. Nelson
                                             ------------------------------
                                             Robert E. Nelson
                                             Chief Financial Officer, Principal
                                             Financial and Accounting Officer



DATE: March 16, 1999

                         DESIGN AUTOMATION SYSTEMS, INC.



                                      INDEX

                                                                              Page
                                                                              ----
INDEPENDENT AUDITOR'S REPORT.................................................  F-1

BALANCE SHEETS - December 31, 1998 and 1997..................................  F-2

STATEMENTS OF OPERATIONS - Years Ended December 31, 1998, 1997 and 1996......  F-3

STATEMENTS OF SHAREHOLDERS' EQUITY - Years Ended December 31, 1998,
      1997 and 1996..........................................................  F-4

STATEMENTS OF CASH FLOWS - Years Ended December 31, 1998, 1997 and 1996......  F-5

NOTES TO FINANCIAL STATEMENTS................................................  F-6

                  INDEPENDENT AUDITOR'S REPORT



Board of Directors and Shareholders
Design Automation Systems, Inc.

We have audited the accompanying balance sheets of Design Automation Systems, Inc. as of December 31, 1998 and 1997, and the related statements of operations, shareholders' equity (deficit) and cash flows for each of the years in the three-year period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Design Automation Systems, Inc. as of December 31, 1998 and 1997, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1998, in conformity with generally accepted accounting principles.



HEIN + ASSOCIATES LLP
Certified Public Accountants

Houston, Texas
February 1, 1999

                         DESIGN AUTOMATION SYSTEMS, INC.

                                 BALANCE SHEETS

                                     ASSETS

                                                                              DECEMBER 31,
                                                                    ----------------------------
                                                                        1998            1997
                                                                    ------------    ------------
CURRENT ASSETS:
  Cash and cash equivalents                                         $    850,925    $    354,551
  Account receivable - trade, no allowance for doubtful accounts       4,020,385       2,980,670
  Accounts receivable from affiliates                                          -         176,071
  Other assets                                                           144,579          27,467
                                                                    ------------    ------------
          Total current assets                                         5,015,889       3,538,759

PROPERTY AND EQUIPMENT, net                                               71,480         104,141
                                                                    ------------    ------------

          Total assets                                              $  5,087,369    $  3,642,900
                                                                    ------------    ------------
                                                                    ------------    ------------

                             LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
  Note payable                                                      $  1,031,483    $  1,784,526
  Accounts payable                                                     3,649,398       1,287,353
  Advances from shareholder                                                    -         288,385
  Accounts payable to affiliate                                           50,419          50,419
  Accrued expenses and other current liabilities                         386,488         309,797
                                                                    ------------    ------------
          Total current liabilities                                    5,117,788       3,720,480

COMMITMENTS AND CONTINGENCIES (Notes 5, 10 and 11)

SHAREHOLDERS' EQUITY (DEFICIT) :
  Shareholder receivable for purchase of common stock                          -        (227,056)
  Common stock, no par value; 50,000,000 shares authorized;
    16,560,000 and 14,400,000 shares issued and outstanding
    at December 31, 1998 and December 31, 1997, respectively              54,392          35,237
  Retained earnings (accumulated deficit)                                (84,811)        114,239
                                                                    ------------    ------------
          Total shareholders' equity (deficit)                           (30,419)        (77,580)
                                                                    ------------    ------------

          Total liabilities and shareholders' equity (deficit)      $  5,087,369    $  3,642,900
                                                                    ------------    ------------
                                                                    ------------    ------------

              SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS.

                        DESIGN AUTOMATION SYSTEMS, INC.

                            STATEMENTS OF OPERATIONS

                                                      YEARS ENDED DECEMBER 31,
                                           --------------------------------------------
                                               1998            1997             1996
                                           ------------    ------------    ------------
REVENUES                                   $ 20,442,937    $ 20,074,401    $  7,843,566

OPERATING EXPENSES:
  Cost of revenues                           18,124,043      17,486,967       6,377,980
  Selling, general and administrative         2,058,842       2,724,239       1,403,104
                                           ------------    ------------    ------------
                                             20,182,885      20,211,206       7,781,084
                                           ------------    ------------    ------------

INCOME (LOSS) FROM OPERATIONS                   260,052        (136,805)         62,482

OTHER INCOME (EXPENSE):
  Interest expense                              (61,060)        (72,176)        (74,760)
  Interest income                                56,074          63,730          36,658
  Other income                                    5,266          21,100           5,649
                                           ------------    ------------    ------------
                                                    280          12,654         (32,453)
                                           ------------    ------------    ------------
INCOME (LOSS) FROM:
  Continuing operations                         260,332        (124,151)         30,029
  Discontinued operations                             -         (17,330)        339,943
                                           ------------    ------------    ------------

  Net income (loss)                        $    260,332    $   (141,481)   $    369,972
                                           ------------    ------------    ------------
                                           ------------    ------------    ------------

BASIC EARNINGS PER COMMON SHARE:
  Continuing operations                    $        .02    $       (.01)   $          -
  Discontinued operations                  $          -    $          -    $        .02
  Net income                               $        .02    $       (.01)   $        .03

WEIGHTED AVERAGE SHARES OUTSTANDING          14,405,918      14,400,000      14,400,000
                                           ------------    ------------    ------------
                                           ------------    ------------    ------------

                  SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS.
                                          F-3

                        DESIGN AUTOMATION SYSTEMS, INC.

                  STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)
                  Years Ended December 31, 1998, 1997 and 1996

                                                                   SHAREHOLDER
                                                                   RECEIVABLE                         TOTAL
                                                                      FOR           RETAINED          SHARE-
                                            COMMON STOCK           PURCHASE OF      EARNINGS         HOLDERS'
                                     --------------------------      COMMON       (ACCUMULATED       EQUITY
                                       SHARES         AMOUNT         STOCK          DEFICIT)       (DEFICIT)
                                     ----------    ------------   ------------    ------------    ------------
BALANCES, January 1, 1996            14,400,000    $     35,237   $   (227,056)   $    (63,833)   $   (255,652)

  Net income                                  -               -              -         369,972         369,972
                                     ----------    ------------   ------------    ------------    ------------

BALANCES, December 31, 1996          14,400,000          35,237       (227,056)        306,139         114,320

  Spin-off of net assets of CAD
    division                                  -               -              -         (50,419)        (50,419)

  Net loss                                    -               -              -        (141,481)       (141,481)
                                     ----------    ------------   ------------    ------------    ------------

BALANCES, December 31, 1997          14,400,000          35,237       (227,056)        114,239         (77,580)

  Distribution to shareholder                 -               -        227,056        (459,382)       (232,326)

  Common stock issued as
    compensation                      2,160,000          19,155              -               -          19,155

  Net income                                  -               -              -         260,332         260,332
                                     ----------    ------------   ------------    ------------    ------------

BALANCES, December 31, 1998          16,560,000    $     54,392   $          -    $    (84,811)   $    (30,419)
                                     ----------    ------------   ------------    ------------    ------------
                                     ----------    ------------   ------------    ------------    ------------

                  SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS.
                                          F-4

                        DESIGN AUTOMATION SYSTEMS, INC.

                            STATEMENTS OF CASH FLOWS

                                                                            YEARS ENDED DECEMBER 31,
                                                                 -------------------------------------------
                                                                     1998           1997            1996
                                                                 ------------   ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                                              $    260,332   $   (141,481)   $    369,972
  Adjustments to reconcile net income (loss) to net cash
    provided by (used in) operating activities:
    Discontinued operations                                                 -         17,330        (339,943)
    Depreciation and amortization                                      22,803         20,810          66,405
    Issuance of common stock as compensation                           19,155              -               -
    Changes in:
      Accounts receivable                                            (863,644)    (1,578,380)       (447,396)
      Accounts payable                                              2,362,045        274,022         154,644
      Accrued expenses and other current liabilities                   76,691        113,735         103,968
      Other, net                                                     (117,112)       181,988         (12,206)
                                                                 ------------   ------------    ------------
          Net cash provided by (used in) operating activities       1,760,270     (1,111,976)       (104,556)
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment                                  (22,190)       (69,528)        (31,625)
  Proceeds from sale of property and equipment                         32,048              -               -
  Advances to related party                                          (654,673)             -               -
                                                                 ------------   ------------    ------------
          Net cash provided by (used in) investing activities        (644,815)       (69,528)        (31,625)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from (payment on) notes payable, net                      (753,043)       644,504         778,027
  Advances from shareholder, net                                      133,962         19,891         (30,742)
                                                                 ------------   ------------    ------------
          Net cash provided by (used in) financing activities        (619,081)       664,395         747,285
                                                                 ------------   ------------    ------------
NET CHANGE IN CASH AND CASH EQUIVALENTS                               496,374       (517,109)        611,104
CASH AND CASH EQUIVALENTS, at beginning of year                       354,551        871,660         260,556
                                                                 ------------   ------------    ------------
CASH AND CASH EQUIVALENTS, at end of year                        $    850,925   $    354,551    $    871,660
                                                                 ------------   ------------    ------------
                                                                 ------------   ------------    ------------

SUPPLEMENTAL DISCLOSURES - interest paid                         $     61,060   $     72,176    $     74,760
                                                                 ------------   ------------    ------------
                                                                 ------------   ------------    ------------
NON-CASH INVESTING AND FINANCING ACTIVITIES:
    Spin-off of net assets of CAD division                       $          -   $     50,419    $          -
                                                                 ------------   ------------    ------------
                                                                 ------------   ------------    ------------

  Elimination of shareholder receivable                          $   (227,056)  $          -    $          -
  Elimination of shareholder advances                                 422,347              -               -
  Elimination of related party receivable                            (654,673)             -               -
                                                                 ------------   ------------    ------------
          Total non-cash distribution to shareholder             $   (459,382)  $          -    $          -
                                                                 ------------   ------------    ------------
                                                                 ------------   ------------    ------------

                  SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS.
                                          F-5

                         DESIGN AUTOMATION SYSTEMS, INC.

                          NOTES TO FINANCIAL STATEMENTS


1.      ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        ORGANIZATION - Design Automation Systems, Inc. (the "Company"), a privately held corporation, was incorporated under the laws of the State of Texas on April 26, 1989. The Company is a value added reseller of integrated solutions. The Company is headquartered in Houston, Texas and is a dealer of Sun, HP, and IBM products. The Company sells products and services throughout the United States.

        REVENUE RECOGNITION - The Company recognizes revenue for products sold when the customer receives the product.

        PROPERTY AND EQUIPMENT - Property and equipment is stated at cost, adjusted for accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the related assets, which are five to seven years.

        FEDERAL INCOME TAXES - The Company has received approval from the Internal Revenue Service to be treated as an S Corporation in accordance with Internal Revenue Code Section 1362. Accordingly, the Company's income is taxed directly to the shareholders, and no provision for federal income taxes is recorded by the Company.

        CASH AND CASH EQUIVALENTS - For purposes of the statement of cash flows, the Company considers cash equivalents to include all cash items, such as time deposits and short-term investments that mature in three months or less from the date of acquisition.

        EARNINGS PER SHARE - Net income per share is computed on the basis of the weighted average number of common shares outstanding each year, plus common stock equivalents related to dilutive stock options.
        There were no dilutive securities at December 31, 1998 or 1997.

        FAIR VALUE OF FINANCIAL INSTRUMENTS - The fair value of financial instruments, primarily accounts receivable, accounts payable and notes payable, closely approximate the carrying values of the instruments due to the short-term maturities of such instruments.

        COMPREHENSIVE INCOME (LOSS) - Comprehensive income is defined as all changes in shareholders' equity, exclusive of transactions with owners, such as capital investments. Comprehensive income includes net income or loss, changes in certain assets and liabilities that are reported directly in equity such as translation adjustments on investments in foreign subsidiaries, and certain changes in minimum pension liabilities. The Company's comprehensive income (loss) was equal to its net income (loss) for all periods presented in these financial statements.

                        DESIGN AUTOMATION SYSTEMS, INC.

                         NOTES TO FINANCIAL STATEMENTS

1.      ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  (continued)

        USE OF ESTIMATES - The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying results. Actual results could differ from these estimates.


2.      ADVANCES FROM SHAREHOLDER

        The Company has advances due to the Company's majority shareholder. The advances are unsecured, due on demand and bears interest at a rate of 14% per annum. Interest on the advances is paid semi-monthly. Interest related to these advances totaled approximately $56,000, $33,000 and $39,000 for the years ended 1998, 1997 and 1996, respectively. These advances were converted to equity in 1998.


3.      PROPERTY AND EQUIPMENT

        Property and equipment consists of the following:

                                                         DECEMBER 31,
                                                 ----------------------------
                                                     1998            1997
                                                 ------------    ------------
               Furniture and fixtures            $     45,439    $     36,001
               Computer equipment                     130,103         155,304
                                                 ------------    ------------
                                                      175,542         191,305
               Accumulated depreciation              (104,062)        (87,164)
                                                 ------------    ------------
                                                 $     71,480    $    104,141
                                                 ------------    ------------
                                                 ------------    ------------

4.      NOTE PAYABLE

        The Company purchases its inventory from one of its largest vendors under a $2,500,000 credit facility with an inventory financing company. Advances under the agreement are paid directly from the financing company to the supplier, and a fee is calculated on the invoice amount and remitted to the financing company by the supplier. Draws are payable in 60 days without interest and are secured by inventory and receivables. Past due amounts bear interest at the published prime rate plus 6%. The agreement subjects the Company to certain restrictive covenants such as limitation on subordinated debt payments, minimum tangible capital funds requirements and a maximum ratio of unsubordinated liabilities to tangible net worth.

        No interest expense was incurred under this agreement during the years ended December 31, 1998, 1997 or 1996.

                        DESIGN AUTOMATION SYSTEMS, INC.

                         NOTES TO FINANCIAL STATEMENTS

5.      LEASE COMMITMENTS

        The Company leases office space under a non-cancelable operating lease. Total rent expense for the years ended 1998, 1997 and 1996 was approximately $82,000, $46,000 and $42,000, respectively. Future minimum rentals due under non-cancelable operating leases with an original term of at least one-year are approximately as follows:

               Years Ending December 31,
               ------------------------
                        1999                     $    104,000
                        2000                           98,000
                                                 ------------
                                                 $    202,000
                                                 ------------
                                                 ------------

6.      CONCENTRATIONS OF CREDIT RISK

        For the year ended December 31, 1998, the Company purchased approximately 82% of its inventory from three suppliers. For the years ended December 31, 1997 and 1996, the Company purchased approximately 79% and 74%, respectively, from two suppliers.

        Financial instruments that potentially subject the Company to concentration of credit risk are accounts receivable. The Company performs ongoing credit evaluations as to the financial condition of its customers. Generally, no collateral is required. Two customers made up approximately 64% and 37% of accounts receivable balances at December 31, 1998 and 1997, respectively.

        The Company at times maintains deposits which may be in excess of the Federal Deposit Insurance Corporation insurance limit or the Securities Investment Protection Corporation insurance limit. Management of the Company believes the risk of loss in connection with the accounts is minimal.


7.      REVENUES FROM MAJOR CUSTOMERS

        A summary of the Companies' revenues from major customers is as follows:

                                           1998            1997            1996
                                       ------------    ------------    ------------
               Customer A              $  4,739,911    $  4,276,459    $  1,213,270
               Customer B                 2,588,120         633,783               -
               Customer C                 2,511,147         788,880               -
               Other                     10,603,759      14,375,279       6,630,296
                                       ------------    ------------    ------------
                             Totals    $ 20,442,937    $ 20,074,401    $  7,843,566
                                       ------------    ------------    ------------
                                       ------------    ------------    ------------

                        DESIGN AUTOMATION SYSTEMS, INC.

                         NOTES TO FINANCIAL STATEMENTS


8.      DISCONTINUED OPERATIONS

        On September 30, 1997, the Board of Directors approved a plan to spin off its computer-aided design ("CAD") software segment of the business to a newly formed company that is wholly-owned by the sole shareholder of the Company at the time of the distribution. The transaction was completed October 1, 1997. As of the date the transaction was completed, the book value of the net assets distributed totaled $50,419. This amount consisted of accounts receivable of $344,047 and accounts payable and accrued expenses of $293,628.

        The financial statements represent the historical amounts of the Company restated to show the remaining operations of the Company as continuing operations and the CAD results as discontinued operations.

        No gain or loss resulted from this transaction. Operating results of the discontinued CAD operations are as follows:

                                           YEARS ENDED DECEMBER 31,
                                       -----------------------------
                                            1997             1996
                                       ------------     ------------
              Revenues                 $  1,254,361     $  1,300,854
              Net income (loss)        $    (17,330)    $    339,943


        Included in accounts payable to affiliate as of December 31, 1998 and 1997 was $50,419 due to the same company noted above.

9.      RELATED PARTY TRANSACTIONS

        The Company had $119,497 and $165,000 management fee income for the years ended December 31, 1998 and 1997, respectively, from a company that is wholly-owned by the majority shareholder of the Company.

        Accounts receivable related to the management fees was approximately $163,000 as of December 31, 1997. Additionally, the Company had approximately $13,000 due from a company that is seventy-percent-owned by the largest shareholder of the Company.

                        DESIGN AUTOMATION SYSTEMS, INC.

                         NOTES TO FINANCIAL STATEMENTS


10.     YEAR 2000

        The Company has begun to address possible remedial efforts in connection with computer software that could be affected by the Year 2000 problem. The Year 2000 problem is the result of computer programs being written using two digits rather than four to define the applicable year. Any programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a major system failure or miscalculations. The Year 2000 problem may impact or be impacted by other entities with which the Company transacts business.

11.     SUBSEQUENT EVENT

        Effective January 1, 1999, Loch Exploration, Inc. ("Loch"), a Texas corporation, acquired all of the stock of the Company in a "reverse merger," whereby the Company is the acquiror for accounting purposes. In connection with the acquisition, Loch (effectively a shell corporation) issued the Company's shareholders 16,560,000 shares of authorized but unissued common stock, $.001 par value, valued at approximately $4.3 million. The transaction was funded January 4, 1999. The amount of consideration was negotiated through an arm's-length transaction. The transaction was accounted for in a manner similar to a pooling of interests, whereby no goodwill resulted from this transaction. As a result of this transaction, the Company will be taxed as a C Corporation; however, at the date of the transaction, no significant basis differences existed between tax and financial reporting purposes that would result in deferred tax balances.

        Effective January 1999, the Board of Directors of the Company approved five-year employment agreements with three key employees for an aggregate minimum base salary and bonus compensation of $925,000. On January 4, 1999, the Company's shareholders approved a 10,000-for-one split of the Company's common stock. Shares issued and outstanding have been retroactively restated to reflect this split.

        In February 1999, the Board of Directors approved the 1999 Employee Stock Option Plan (the "Plan"). The Board reserved 3,000,000 shares of common stock for issuance under the Plan.

                             LOCH EXPLORATION, INC.

              UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


The following unaudited pro forma consolidated statement of operations of Loch Exploration, Inc. (the "Company") for the year ended December 31, 1998, and the unaudited pro forma consolidated balance sheet of the Company as of December 31, 1998 (the "Unaudited Pro Forma Consolidated Financial Statements") give effect to the acquisition of Design Automation Systems, Inc. ("DASI") by the Company, which was effective January 1, 1999. This acquisition was accounted for as a reverse merger (the "Merger") and recorded for accounting purposes in a manner similar to a pooling of interests and resulted in no goodwill.

The unaudited pro forma consolidated statement of operations for the year ended December 31, 1998, was prepared assuming that the transaction described above was consummated as of the beginning of the period presented. The unaudited pro forma consolidated balance sheet as of December 31, 1998 was prepared assuming that the transaction described above was consummated as of December 31, 1998.

The Unaudited Pro Forma Consolidated Financial Statements are based upon the historical financial statements of DASI which are included elsewhere in this filing and should be read in conjunction with those financial statements and the notes thereto. The Merger was accounted for in a manner similar to a pooling of interests, whereby no goodwill was derived from the transaction. The Company was the legal acquiror; however, DASI was the acquiror for accounting purposes. Therefore, for purposes of these Unaudited Pro Forma Consolidated Financial Statements, the historical financial statements of DASI will become those of the registrant. Prior to the Merger, the Company had approved a spin-off of the Company's subsidiary that holds all of the Company's operating assets and liabilities to the stockholders of record prior to the Merger. As a result of the plan to spin off the operations to its stockholders, the historical operations of the Company will not be included in the Unaudited Pro Forma Consolidated Financial Statements, which will only include the historical financial statements of DASI and the necessary pro forma adjustments to reflect contractual compensation arrangements and income taxes. The pro forma consolidated balance sheet of the Company, giving effect to the Merger and the spin-off of the subsidiary of the Company, will effectively be that of DASI; therefore, an Unaudited Pro Forma Consolidated Balance Sheet is not included herein, and reference should be made to the audited balance sheet of DASI at December 31, 1998, included elsewhere herein.

The pro forma adjustments and the resulting Unaudited Pro Forma Consolidated Financial Statements have been prepared based upon available information and certain assumptions and estimates deemed appropriate by the Company. The Company's management believes, however, that the pro forma adjustments and the underlying assumptions and estimates reasonably present the significant effects of the transaction reflected thereby and that any subsequent changes in the underlying assumptions and estimates will not materially affect the Unaudited Pro Forma Consolidated Financial Statements presented herein. The Unaudited Pro Forma Consolidated Financial Statements do not purport to represent what the Company's financial position or results of operations actually would have been had the Merger occurred on the date indicated or to project the Company's financial position or results of operations for any future date or period. Furthermore, the Unaudited Pro Forma Consolidated Financial Statements do not reflect changes that may occur as the result of post-merger activities and other matters.

                             LOCH EXPLORATION, INC.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998

                                                  HISTORICAL              PRO FORMA
                                                 ------------    -----------------------------
                                                                  PRO FORMA
                                                      DASI       ADJUSTMENTS       OPERATIONS
                                                 ------------    -----------      ------------
                                                                 (a) and (b)
REVENUES                                         $ 20,442,937    $         -      $ 20,442,937

OPERATING EXPENSES:
  Cost of revenues                                 18,124,043              -        18,124,043
  Selling, general and administrative               2,058,842       (200,000)        1,858,842
                                                 ------------    -----------      ------------
                                                   20,182,885       (200,000)       19,982,885
                                                 ------------    -----------      ------------

INCOME FROM OPERATIONS                                260,052        200,000           460,052

OTHER INCOME (EXPENSE):
  Interest expense                                    (61,060)             -           (61,060)
  Interest income                                      56,074              -            56,074
  Other income                                          5,266              -             5,266
                                                 ------------    -----------      ------------
                                                          280              -               280
                                                 ------------    -----------      ------------

INCOME FROM CONTINUING OPERATIONS
  BEFORE INCOME TAXES                                 260,332        200,000           460,332

INCOME TAXES                                                -       (161,000)         (161,000)
                                                 ------------    -----------      ------------

INCOME FROM CONTINUING OPERATIONS                $    260,332    $    39,000      $    299,332
                                                 ------------    -----------      ------------
                                                 ------------    -----------      ------------

BASIC EARNINGS PER COMMON SHARE FROM
  CONTINUING OPERATIONS                                                           $        .02


WEIGHTED AVERAGE COMMON SHARES
  OUTSTANDING                                                                       14,405,918
                                                                                  ------------
                                                                                  ------------

                    SEE ACCOMPANYING NOTES TO THESE UNAUDITED PRO FORMA
                            CONSOLIDATED FINANCIAL STATEMENTS.
                                             F-12

                             LOCH EXPLORATION, INC.

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                           AND AS OF DECEMBER 31, 1998


1.      BASIS OF PRESENTATION:

        The unaudited pro forma consolidated balance sheet is presented assuming the Merger occurred December 31, 1998 (see audited balance sheet included elsewhere herein). The unaudited pro forma consolidated statement of operations for the year ended December 31, 1998 is presented as if the Merger occurred at the beginning of 1998. The Unaudited Pro Forma Consolidated Financial Statements may not necessarily be indicative of the results which would actually have occurred if the Merger had been in effect on the date or for the period indicated or which may result in the future.


2.      PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS:

        The pro forma adjustments to the unaudited pro forma consolidated statement of operations reflect the following:

        (a) SALARIES - This adjustment reflects the contractual compensation arrangements executed upon effectiveness of the Merger.

        (b) INCOME TAXES - The adjustment for income taxes represents the tax effect of DASI's income before taxes giving effect of the foregoing pro forma adjustments computed at a 34% income tax rate for estimated federal and state income taxes. DASI had historically been taxed under the Subchapter S provisions of the Internal Revenue Code, whereby the earnings of DASI had been taxed at the shareholder level for federal purposes.

                                 EXHIBITS

Exhibit
  No.                                                                 Page
-------                                                               ----

  2.1(1) Exchange Agreement by and between by and between Loch Exploration, Inc and Design Automation
               Systems, Inc.

  2.2(1)       Amendment to Exchange Agreement

-----------

(1) Previously filed as an exhibit to the Company's Current Report on Form 8-K filed January 27, 1999 and incorporated herein by reference.